Exhibit 10.28

AGREEMENT, CONSENT AND WAIVER

THIS AGREEMENT, CONSENT AND WAIVER (the “Agreement”) is entered into as of September 27, 2011, by and among Standard Capital Corporation, a Delaware corporation (“SCC”) and the shareholders set forth below in Paragraph A (individually a “Shareholder” and collectively the “Shareholders”).

Premises

A.

Whereas, the following Shareholders are the holders of record of an aggregate of 2,010,000 shares of common stock represented by SCC as follows:

Shareholder	Shares	Certificate
Gopalan Achari	65,000	2041
Dixon Anthony	25,000	2044
Balakrishnan Appakkunai	100,000	2017
Annam Augusthy	10,000	2025
Caledonia Partners LLC	100,000	****
Thomas Devassy	15,000	2031
Leena George	55,000	2016
Sunitha George	12,000	2042
Omana C Gopalan	15,000	2018
Sarada Gopalan	60,000	2038
Bessy Jacob	102,000	2008
Saju Jacob	25,000	2039
Lissy James	5,000	2023
Elsy Joseph	20,000	2032
Gobi Krisanankutti	10,000	2005
Parameswaran Krishnankivtty	9,500	2037
Kochannamma Kunjuvareeth	7,500	2022
Kamaladevi M.	100,000	2035
Maheswara Menon	55,000	2034
Raghu Narayanan	10,000	2029
Smitha Narayanan	5,000	2045
Kunjuvareeth Ouseph	95,000	2024
Varghese Pailoth	78,000	2019
Sasi Pappu	100,000	2011
Peaceful Lion Holdings Limited	100,000	****
Ranjith P Poul	70,000	2033
Quezon Group LLC	100,000	****
Navin Raneendran	5,000	2015
Rosily Rappai	5,000	2003
Nisha Raveendran	25,000	2036
Thankamani Raveendran	100,000	2010
Sharma Investments Inc	100,000	****
Lalu Subran	6,000	2030
Terra Equity LLC	100,000	****
Lissy Thomas	65,000	2043
Midunkumar Unnikrishnan	25,000	2026
Seethadevi Unnikrishnan	50,000	2004
Abraham Varghese	10,000	2040
Mary Varghese	50,000	2006
Anoop Vasudevan	5,000	2020
Kalyani Velayudhan	100,000	2047
Raveendran Velayudhan	15,000	2021

B.

On September 26, 2011, SCC entered into a voluntary share exchange transaction with Singapore Volition Pte Limited, a Singapore registered company (“Volition”), pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among SCC and its controlling stockholders, on the one hand, and Volition and the stockholders of Volition on the other hand.

C.

Whereas, as a condition precedent to, and in conjunction with the aforementioned Exchange Agreement, the Shareholders have each agreed to cancel and return to SCC 808,000 shares of common stock owned of record by the Shareholders.

Agreement

NOW, THEREFORE, upon the foregoing premises, which are incorporated herein by reference, it is hereby agreed as follows:

1.

Agreement, Consent and Waiver by Each Shareholder.  Each Shareholder hereby agrees, consents and waives as follows:

(a)

The undersigned Shareholders, individually and not jointly, hereby each agree and consent to the cancellation of 808,000 shares of common stock of SCC.  As a result of said cancellation, the Shareholders will own of record post-cancellation the following shares of SCC:

Shareholder	Shares
Gopalan Achari	39,000
Dixon Anthony	15,000
Balakrishnan Appakkunai	60,000
Annam Augusthy	6,000
Caledonia Partners LLC	59,200
Thomas Devassy	9,000
Leena George	33,000
Sunitha George	7,200
Omana C Gopalan	9,000
Sarada Gopalan	36,000
Bessy Jacob	61,200
Saju Jacob	15,000
Lissy James	3,000
Elsy Joseph	12,000
Gobi Krisanankutti	6,000
Parameswaran Krishnankivtty	5,700
Kochannamma Kunjuvareeth	4,500
Kamaladevi M.	60,000
Maheswara Menon	33,000
Raghu Narayanan	6,000
Smitha Narayanan	3,000
Kunjuvareeth Ouseph	57,000
Varghese Pailoth	46,800
Sasi Pappu	60,000
Peaceful Lion Holdings Limited	59,200
Ranjith P Poul	42,000
Quezon Group LLC	59,200
Navin Raneendran	3,000
Rosily Rappai	3,000
Nisha Raveendran	15,000
Thankamani Raveendran	60,000
Sharma Investments Inc	59,200
Lalu Subran	3,600
Terra Equity LLC	59,200
Lissy Thomas	39,000
Midunkumar Unnikrishnan	15,000
Seethadevi Unnikrishnan	30,000

Abraham Varghese	6,000
Mary Varghese	30,000
Anoop Vasudevan	3,000
Kalyani Velayudhan	60,000
Raveendran Velayudhan	9,000

(b)

Contemporaneous with the closing of the Exchange Agreement, the Shareholders shall deliver to Holladay Stock Transfer (the “Transfer Agent”), the SCC common stock certificates set forth above, representing the shares of common stock, along with a copy of this Agreement to the Transfer Agent, with the balance of said shares not subject to this Agreement and cancellation returned in certificate form to the Shareholders.

(c)

If any Shareholder fails to make the deliveries set forth in Section 1(b) above, each Shareholder hereby authorizes SCC and the Transfer Agent without any further action or consent of such Shareholder, to place an irrevocable stop transfer on all shares of common stock owned and held of record by such Shareholder.

(d)

Each Shareholder hereby waives any right, interest or claim in and to, said shares being cancelled under this Agreement.

2.

Representations, Warranties, Covenants and Acknowledgements of Shareholders.

(a)

Each Shareholder acknowledges that such Shareholder is aware that SCC has entered into the Exchange Agreement.

(b)

Each Shareholder acknowledges that such Shareholder is not relying upon any person, firm or corporation in making his decision to cancel his shares in SCC.

(c)

Each Shareholder further acknowledges and represents that he understands that the shares of common stock of SCC could appreciate in value considerably in the near term or otherwise in the future, that shares of SCC being cancelled could have a value greater than the current value, and notwithstanding such possibility each Shareholder desires to enter into this Agreement and cancel said shares.  Except for the shares of SCC which each Shareholder will retain as set forth in Section 1(a) above, each Shareholder hereby releases SCC and waives any claims or actions with regard to the shares being cancelled pursuant to this Agreement.

(d)

Each Shareholder represents and warrants that the Shares to be cancelled hereunder are owned by such Shareholder free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever.

(e)

Each Shareholder represents and warrants that other than the shares of common stock of SCC held of record by such Shareholder as set forth in Recital A, above, each Shareholder does not own, directly or indirectly, of record or beneficially, any other shares of common stock of SCC, or any options, warrants or other rights to acquire any additional shares of SCC.

(f)

Each Shareholder represents and warrants that he has the capacity to enter into this Agreement to consummate the cancellation of such shares of SCC, and to comply with the terms, conditions and provisions of this Agreement.

(g)

Each Shareholder represents and warrants this Agreement constitutes the valid and binding obligations of each Shareholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

(h)

Neither the execution of this Agreement by the Shareholder or the consummation of the cancellation of the shares (a) will result in the breach of any term or provision of, constitute a default under, or accelerate or change the performance otherwise required under, any agreement (including any loan agreement or promissory note), indenture, instrument, order, law or regulation to which the Shareholder is a party or by which the Shareholder is bound or (b) require the approval, consent, waiver, authorization or act of, or the making by such Shareholder of, any declaration, filing or registration with, any third party or any governmental authority.

(i)

Each Shareholder agrees that no officer, director, shareholder, agent, or employee of SCC, shall be liable to the Shareholder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the cancellation of the shares by such Shareholder.

(j)

Each Shareholder acknowledges that he or she is freely and voluntarily entering into and executing this Agreement after having been advised to seek separate independent counsel of such Shareholder’s choice for advice regarding this Agreement and any other legal rights pertaining to this Agreement.  Each Shareholder has either been apprised of all relevant information and legal rights by legal counsel of his own choice, or has voluntarily chosen not to seek separate independent counsel for advice regarding this Agreement.  In executing this Agreement each Shareholder does not rely on any inducements, promises, or representations made by the SCC, any officer, director, shareholder, agent, attorney or representative of SCC or any other party or person.

3.

SCC’s Representations, Warranties and Acknowledgements.

(a)

SCC represents and warrants that SCC has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions to comply with the terms, conditions and provisions of this Agreement.

(b)

The execution, delivery and performance of this Agreement and all other agreements, documents and instruments contemplated by this Agreement to which SCC is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of such entity.

4.

Notices.  Any notice, demand, request, or other communication permitted or required under this Consent and Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed to SCC at the address set forth on its most recent filing with the Securities and Exchange Commission (“SEC”) and to each shareholder at the address on file with the Transfer Agent.

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

5.

Further Assurances.  Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

6.

Governing Law.  This Consent and Agreement shall be governed by and construed under and in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

7.

Waiver of Jury Trial.  The Parties hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

8.

Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be sufficient for execution of this Agreement.

***Signature Page Follows***

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

STANDARD CAPITAL CORPORATION

/s/ Alexander Magallano

By:  Alexander Magallano

Its:   President and CEO

SHAREHOLDERS

/s/ Goplan Achari

Gopalan Achari

/s/ Dixon Anthony

Dixon Anthony

/s/ Balakrishnan Appakkunai

Balakrishnan Appakkunai

/s/ Annam Augusthy

Annam Augusthy

/s/ Richard Smith

Richard Smith - Authorized Signatory

Caledonia Partners LLC

/s/ Thomas Devassy

Thomas Devassy

/s/ Leena George

Leena George

/s/ Sunitha George

Sunitha George

/s/ Omana C. Gopalan

Omana C Gopalan

/s/ Sarada Gopalan

Sarada Gopalan

/s/ Bessy Jacob

Bessy Jacob

/s/ Saju Jacob

Saju Jacob

/s/ Lissy James

Lissy James

/s/ Elsy Joseph

Elsy Joseph

/s/ Gobi Krisanankutti

Gobi Krisanankutti

/s/ Parameswaran Krishnankivtty

Parameswaran Krishnankivtty

/s/ Kochannamma Kunjuvareeth

Kochannamma Kunjuvareeth

/s/ Kamaladevi M.

Kamaladevi M.

/s/ Maheswara Menon

Maheswara Menon

/s/ Raghu Narayanan

Raghu Narayanan

/s/ Smitha Narayanan

Smitha Narayanan

/s/ Kunjuvareeth Ouseph

Kunjuvareeth Ouseph

/s/ Varghese Pailoth

Varghese Pailoth

/s/ Sasi Pappu

Sasi Pappu

/s/ Zhiying Chen

Zhiying Chen - Authorized Signatory

Peaceful Lion Holdings Limited

/s/ Ranjith P Poul

Ranjith P Poul

/s/ Virgilio Santana

Virgilio Santana - Authorized Signatory

Quezon Group LLC

/s/ Navin Raneendran

Navin Raneendran

/s/ Rosily Rappai

Rosily Rappai

/s/ Nisha Raveendran

Nisha Raveendran

/s/ Thankamani Raveendran

Thankamani Raveendran

/s/ Robert Dixon

Robert Dixon - Authorized Signatory

Sharma Investments Inc

/s/ Lalu Subran

Lalu Subran

/s/ Chris Smith

Chris Smith - Authorized Signatory

Terra Equity LLC

/s/ Lissy Thomas

Lissy Thomas

/s/ Midunkumar Unnikrishnan

Midunkumar Unnikrishnan

/s/ Seethadevi Unnikrishnan

Seethadevi Unnikrishnan

/s/ Abraham Varghese

Abraham Varghese

/s/ Mary Varghese

Mary Varghese

/s/ Anoop Vasudevan

Anoop Vasudevan

/s/ Kalyani Velayudhan

Kalyani Velayudhan

/s/ Raveendran Velayudhan

Raveendran Velayudhan